4/U YX

Payment To Start
6.1.2010

PROMISSORY NOTE

$25,966.64 Date: May 01, 2010

For value received, the undersigned Omnicity Corp. (the "Borrower"), at 720 N Rangeline Road, Carmel, Indiana 46032, promises to pay to the order of Insul Reps/PSP, (the "Lender"), at 720 N Rangeline Road, Carmel, Indiana 46032, (or at such other place as the Lender may designate in writing) the sum of $25,966.64 with interest from May 01, 2010, on the unpaid principal at the rate of 8.00% per annum.

The unpaid principal and accrued interest shall be payable in monthly installments of $1,535.67, beginning on June 01, 2010, and continuing until November 01, 2011, (the "Due Date"), at which time the remaining unpaid principal and interest shall be due in full.

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

2) the death of the Borrower or Lender;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Indiana.

Signed this 20 day of April, 2010, at Carmel, IN, ______________________.

Borrower:
Omnicity Corp.

By: ______________________
Richard Beltzhoover, Chairman

Loan Amortization Calculator

Almost any data field on this form may be calculated. Enter the appropriate numbers in each slot, leaving blank (or zero) the value that you wish to determine, and then click "Calculate" to update the page.

Principal	Payments per Year
25966.64	12
Annual Interest Rate	Number of Regular Payments
8.0000	18
Balloon Payment	Payment Amount
	1535.67

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This loan calculator is written and maintained by Bret Whissel.
See Bret's Blog [/blog/calculator/] for more information.

Summary

Principal borrowed: $25966.64
Annual Payments: 12 **Total Payments:** 18 (1.50 years)
Annual interest rate: 8.00% **Periodic interest rate:** 0.6667%
Regular Payment amount: $1535.67 **Final Balloon Payment:** $0.00
Annual Debt Service Constant: 70.9681%
Minimum amortizing payment for this Principal and Interest rate: $173.12

The following results are estimates which do not account for values being rounded to the nearest cent. See the amortization schedule for more accurate values.

Total Repaid: $27642.06
Total Interest Paid: $1675.42
Interest as percentage of Principal: 6.452%

Pmt	Principal	Interest	Cum Prin	Cum Int	Prin Bal
1	1362.56	173.11	1362.56	173.11	24604.08
2	1371.64	164.03	2734.20	337.14	23232.44
3	1380.79	154.88	4114.99	492.02	21851.65
4	1389.99	145.68	5504.98	637.70	20461.66
5	1399.26	136.41	6904.24	774.11	19062.40
6	1408.59	127.08	8312.83	901.19	17653.81
7	1417.98	117.69	9730.81	1018.88	16235.83
8	1427.43	108.24	11158.24	1127.12	14808.40
9	1436.95	98.72	12595.19	1225.84	13371.45
10	1446.53	89.14	14041.72	1314.98	11924.92
11	1456.17	79.50	15497.89	1394.48	10468.75
12	1465.88	69.79	16963.77	1464.27	9002.87
13	1475.65	60.02	18439.42	1524.29	7527.22
14	1485.49	50.18	19924.91	1574.47	6041.73
15	1495.39	40.28	21420.30	1614.75	4546.34
16	1505.36	30.31	22925.66	1645.06	3040.98
17	1515.40	20.27	24441.06	1665.33	1525.58
18	*1525.58	10.17	25966.64	1675.50	0.00

*The final payment has been adjusted to account for payments having been rounded to the nearest cent.